EXHIBIT 5.3

[Letterhead of Cahill Gordon & Reindel LLP]

(212) 701-3000

January 3, 2012

XOMA Corporation
2910 Seventh Street
Berkeley, CA  94710

Ladies and Gentlemen:

We have acted as special counsel to XOMA Corporation, a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”), pursuant to which the Company proposes to issue and/or sell from time to time (i) shares of its common stock, par value $.0075 per share (the “Common Stock”), (ii) shares of its preferred stock, par value $.05 per share (the “Preferred Stock”), (iii) debt securities consisting of debentures, notes or other evidences of indebtedness representing unsubordinated obligations of the Company (the “Senior Debt Securities”), (iv) debt securities consisting of debentures, notes or other evidences of indebtedness representing subordinated obligations of the Company (the “Subordinated Debt Securities”), (v) warrants to purchase Common Stock (the “Common Stock Warrants”), (vii) warrants to purchase Preferred Stock (the “Preferred Stock Warrants”), and (viii) warrants to purchase Debt Securities (the “Debt Securities Warrants”).

We have previously rendered our opinion dated February 11, 2011 relating to the Senior Debt Securities, the Subordinated Debt Securities, the Common Share Warrants, the Preference Share Warrants and the Debt Securities Warrants, which are referred to herein collectively, together with the Common Stock and the Preferred Stock, as the “Offered Securities.”  This opinion relates to the Common Stock and the Preferred Stock.  The Offered Securities being registered under the Registration Statement may be offered on a continued or delayed basis pursuant to the provisions of Rule 415 of the Securities Act of 1933, as amended (the “Securities Act”).  This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In rendering the opinions set forth herein, we have examined originals, photocopies or conformed copies certified to our satisfaction of corporate records, agreements, instruments and documents of the Company, certificates of public officials and other certificates and opinions and have made such other investigations as we have deemed necessary in connection with the opinions set forth herein.  In our examination, we have assumed (a) that each of the relevant parties has the legal power to act in the respective capacity or capacities in which he, she or it has acted or is to act, (b) the authenticity of all documents submitted to us as originals, (c) the conformity to the original documents of all documents submitted to us as copies and (d) the genuineness of all signatures on the Registration Statement and all documents submitted to us.

Based upon and subject to the foregoing and assuming that (i) the Registration Statement and any amendments thereto (including any post-effective amendments) will have become effective and comply with all applicable laws at the time the Offered Securities are offered or issued as contemplated by the Registration Statement, (ii) a prospectus supplement will have been prepared and filed with the Commission describing the Offered Securities offered thereby and will at all relevant times comply with all applicable laws, (iii) all Offered Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement, (iv) a definitive purchase, underwriting or similar agreement and any other necessary agreement with respect to any Offered Securities will have been duly authorized and validly executed and delivered by the Company and the other party or parties thereto, and (v) any Offered Securities issuable upon conversion, exercise or exchange of any Offered Securities being offered or issued will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exercise or exchange, we advise you that in our opinion:

1. With respect to the shares of Common Stock, when (a) the board of directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary action to approve the issuance and terms of the Common Stock and related matters, (b) the terms of the issuance and sale of the Common Stock have been duly established in conformity with the Certificate of Incorporation and By-laws of the Company so as not to violate any applicable law or the Certificate of Incorporation or By-laws of the Company or result in any default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and (c) certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered by the Company upon payment of the agreed-upon consideration therefor (provided that such consideration is not less than the par value thereof) and delivered and paid for as contemplated by any applicable purchase, underwriting or similar agreement and the Registration Statement, the shares of Common Stock (including any Common Stock duly issued upon conversion or exercise of any other Offered Security) will be validly issued, fully paid and non-assessable.

2. With respect to the shares of Preferred Stock, when (a) the board of directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary action to approve the issuance and terms of the Preferred Stock and related matters, including the adoption of a Certificate of Designation for the Preferred Stock in accordance with the applicable provisions of Delaware law (the “Certificate of Designation”), (b) the filing of the Certificate of Designation with the Secretary of State of the State of Delaware has duly occurred, (c) the terms of the issuance and sale of the Preferred Stock have been duly established in conformity with the Certificate of Incorporation and By-laws of the Company so as not to violate any applicable law or the Certificate of Incorporation or By-laws of the Company or result in any default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and (d) certificates representing the shares of Preferred Stock have been duly executed, countersigned, registered and delivered by the Company upon payment of the agreed-upon consideration therefor (provided that such consideration is not less than the par value thereof) and delivered and paid for as contemplated by any applicable purchase, underwriting or similar agreement and the Registration Statement, the shares of Preferred Stock (including any Preferred Stock duly issued upon conversion or exercise of any other Offered Security) will be validly issued, fully paid and non-assessable.

In giving our opinion, we are relying, without independent verification as to all matters of fact, upon certificates and written statements of officers of the Company.  In rendering the opinions set forth above, we express no opinion as to the laws of any jurisdictions other than the General Corporation Law of the State of Delaware.  The Offered Securities may be issued from time to time on a delayed or continuous basis, and our opinion is limited to the laws in effect on the date hereof.

We hereby consent to the reference to our firm in the Registration Statement under the caption “Legal Matters” and to the inclusion of this opinion as an exhibit to the Registration Statement.  Our consent to such reference does not constitute a consent under Section 7 of the Securities Act, as in consenting to such reference we have not certified any part of the Registration Statement and do not otherwise come within the categories of persons whose consent is required under Section 7 of the Securities Act or under the rules and regulations of the Commission thereunder.

Very truly yours,
/s/ Cahill Gordon & Reindel LLP